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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 24, 2000


                      HARDING LAWSON ASSOCIATES GROUP, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                        0-16169                      68-0132062
(State or other                 (Commission File             (IRS Employer
jurisdiction of                 Number)                      Identification No.)
incorporation)


                           707 17th Street, Suite 2400
                             Denver, Colorado 80202
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 303/293-6100



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     Item 5. Other Events.

     On March 24, 2000, Harding Lawson Associates Group, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of March 23, 2000 (the "Merger Agreement"), by and among MACTEC, Inc. ("MACTEC"), CETCAM Acquisition Corporation, a wholly owned subsidiary of MACTEC ("CETCAM") and the Company. Under the terms of the Merger Agreement, the Company will become a wholly owned subsidiary of MACTEC through the merger of CETCAM with and into the Company (the "Merger") and each share of common stock of the Company will be converted into the right to receive $11.50 in cash per share.

     The Merger is subject to various conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the shareholders of the Company, the obtaining of certain regulatory approvals and other customary conditions.

     A copy of the Merger Agreement and a copy of the press release are attached hereto as Exhibits 10.16 and 99.1, respectively.

     Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     10.16 Agreement and Plan of Merger, dated as of March 23, 2000, among MACTEC, Inc., CETCAM Acquisition Corporation and Harding Lawson Associates Group, Inc.

     99.1 Press Release, dated March 24, 2000

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2000                  HARDING LAWSON ASSOCIATES
                                       GROUP, INC.
                                       (Registrant)


                                       By: /s/ Valorie B. Feher
                                           -------------------------------------
                                           Name: Valorie B. Feher
                                           Title: Vice President/Finance and
                                           Administration



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                                  Exhibit Index


       Exhibit No.         Description
       -----------         -----------

       10.16               Agreement and Plan of Merger, dated as of March 23,
                           2000, among MACTEC, Inc., CETCAM Acquisition
                           Corporation and Harding Lawson Associates Group, Inc.

       99.1                Press Release, dated March 24, 2000